     PRICING SUPPLEMENT NO. 1                                Rule 424(b)(3)
     DATED: January 22, 1997                             File No. 333-17985
     (To Prospectus dated January 22, 1997
     and Prospectus Supplement dated January 22, 1997)


                               $5,434,620,162
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes  Book Entry Notes
 $75,000,000                  [x]                  [x]

 Original Issue Date:         Fixed Rate Notes     Certificated Notes
 1/24/97                      [_]                  [_]

 Maturity Date: 1/26/98

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 N/A                N/A               N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate:

 [_]  Commercial Paper Rate            Minimum Interest Rate:

 [_]  Federal Funds Rate               Interest Reset Date(s):  *

 [_]  Treasury Rate                    Interest Reset Period:  Quarterly

 [_]  LIBOR Reuters                    Interest Payment Date(s):  **

 [x]  LIBOR Telerate

 [_]  Prime Rate

 [_]  CMT Rate

 Initial Interest Rate:  5.51250%      Interest Payment Period: Quarterly

 Index Maturity:  Three Months

 Spread (plus or minus):  -0.05%

-------------------------
*  04/24/97, 07/24/97 and 10/24/97.

** 04/24/97, 07/24/97, 10/24/97 and 1/26/98.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules



     NYFS04...:\25\22625\0122\1773\GGG1237L.400